                                                                   EXHIBIT 2(a)


                                     BY-LAWS

                                       OF

                  NUVEEN PREMIUM INCOME MUNICIPAL FUND 4, INC.


                                     OFFICES

         Section 1.1 Registered Office. The registered office of the Corporation in the State of Minnesota shall be at The Prentice-Hall Corporation System, Inc., 33 South Sixth Street, Multifoods Tower, Minneapolis, Minnesota 55402, or at such other address as may be fixed by the Board of Directors.

         Section 1.2 Other Offices. The Corporation may have such other offices and places of business within or without the State of Minnesota as the Board of Directors shall determine.

                                  SHAREHOLDERS

         Section 2.1 Place of Meetings. Meetings of the shareholders may be held at such place or places within or without the State of Minnesota as shall be fixed by the Board of Directors and stated in the notice of the meeting.

         Section 2.2 Regular Meeting. Regular meetings of the shareholders for the election of directors and the transaction of such other business as may properly come before the meeting shall be held on an annual or other less frequent periodic basis at such date and time as the Board of Directors by resolution shall designate, except as otherwise required by the Minnesota Business Corporation Act or by other applicable law.

         Section 2.3 Special Meeting. Special meetings of the shareholders for any purpose or purposes may be called by the Chairman of the Board, the President or two or more directors, and must be called at the written request, stating the purpose or purposes of the meeting, of shareholders entitled to cast at least 10 percent of all the votes entitled to be cast at the meeting.

         Section 2.4 Notice of Meeting. Notice stating the time and place of the meeting, and in the case of a special meeting the purpose or purposes thereof and by whom called, shall be delivered to each shareholder entitled to vote, and each other shareholder entitled to notice of the meeting, not less than ten nor more than sixty days prior to the meeting, except where the meeting is an adjourned meeting and the date, time and place of the meeting were announced at the time of the adjournment.

         Section 2.5 Quorum and Action. (a) The holders of a majority of the voting power of the shares entitled to vote at a meeting are a quorum for the transaction of business. If a quorum is present when a duly called or held meeting is convened, the shareholders present may continue to transact business until adjournment, even though the withdrawal of a number of shareholders originally present leaves less than the proportion or number otherwise required for a quorum. Notwithstanding the foregoing, when holders of shares of Preferred Stock are entitled to elect any of the Corporation's directors by class vote of such holders, the holders of 331/3% of such shares entitled to vote at a meeting shall constitute a quorum for the purpose of such an election.

                  (b) The shareholders shall take action by the affirmative vote of the holders of a majority of the voting power of the shares present and entitled to vote at a meeting of shareholders at which a quorum is present, except as may be otherwise required by the Investment Company Act of 1940, as amended (the "1940 Act"), the Minnesota Business Corporation Act or the Corporation's Articles of Incorporation.

                  (c) On each matter submitted to vote of the shareholders, each holder of a share shall be entitled to one vote for each such share standing in his name on the books of the Corporation, except as may be otherwise required by the 1940 Act, the Minnesota Business Corporation Act or the Corporation's Articles of Incorporation.

         Section 2.6 Voting. At each meeting of the shareholders, every holder of stock then entitled to vote may vote in person or by proxy and, except as may be otherwise provided by the Articles of Incorporation, shall have one vote for each share of stock registered in his name.

         Section 2.7 Proxy Representation. A shareholder may cast or authorize the casting of a vote by filing a written appointment of a proxy with an officer of the Corporation at or before the meeting at which the appointment is to be effective. The appointment of a proxy is valid for eleven months, unless a longer period is expressly provided in the appointment. No appointment is irrevocable unless the appointment is coupled with an interest in the shares or in the Corporation.

         Section 2.8 Adjourned Meetings. Any meeting of shareholders may, by announcement thereat, be adjourned to a designated time and place by the vote of the holders of a majority of the shares present and entitled to vote thereat even though less than a quorum is so present. An adjourned meeting may reconvene as designated, and when a quorum is present any business may be transacted which might have been transacted at the meeting as originally called.

         Section 2.9 Action by Written Consent in Lieu of Meeting of Stockholders. -- See Section 6.3 of these By-Laws.

                                    DIRECTORS

         Section 3.1 Qualifications and Number; Vacancies. The property, affairs and business of the Corporation shall be managed by the Board of Directors, which shall consist of not less than two nor more than twelve persons, as shall be fixed from time to time by the Board of Directors pursuant to a resolution adopted by a majority of the Board of Directors. Each director shall be a natural person. A director need not be a shareholder, a citizen of the United States, or a resident of the State of Minnesota. The number of directors may be increased or, subject to the provisions of the Minnesota Business Corporation Act, decreased at any time, in either case by amendment to these By-Laws or by the Board of Directors pursuant to a resolution adopted by a majority of the Board of Directors then in office. The first Board of Directors shall be as set forth in the Articles of Incorporation and shall hold office until the first regular meeting of the shareholders, and until their successors are elected and qualified. Thereafter directors who are elected at a regular meeting of shareholders shall hold office until the next regular meeting of shareholders and until their successors are elected and qualified, and directors who are elected in the interim to fill vacancies and newly created directorships shall hold office until qualified successors are elected at the next regular or special meeting of the shareholders. Vacancies on the Board of Directors resulting from the death, resignation, removal, or disqualification of a director may be filled by the affirmative vote of a majority of the remaining directors, even though less than a quorum. Vacancies on the Board of Directors resulting from newly created directorships may be filled by the affirmative vote of a majority of the directors serving at the time of the increase.

         Section 3.2 Powers. The business and affairs of the Corporation shall be managed under the direction of the Board of Directors. All powers of the Corporation may be exercised by or under the authority of the Board of Directors, except those conferred on or reserved to the shareholders by statute, the Articles of Incorporation or these By-Laws.

         Section 3.3 Investment Policies. It shall be the duty of the Board of Directors to ensure that the purchase, sale, retention and disposal of portfolio securities and the other investment practices of the Corporation are at all times consistent with the investment objective, policies and restrictions with respect to securities investments and otherwise of the Corporation filed from time to time with the Securities and Exchange Commission and as required by the 1940 Act, unless such duty is delegated to an investment adviser pursuant to a written contract, as provided in the Articles of Incorporation. The Board, however, may delegate the duty of management of the assets of the Corporation, and may delegate such other of its powers and duties as are permitted by the Articles of Incorporation, to the Executive Committee or any other committee, or to an individual or corporate investment adviser to act as investment adviser pursuant to a written contract to be approved or ratified initially by the vote of a majority of the outstanding voting securities of the Corporation at the first annual meeting of shareholders and to be renewable annually by the affirmative vote of a majority of the entire Board of Directors, including a majority of the directors of the Corporation who are not parties to such contract or affiliated persons (other than as directors) of the Corporation or the investment adviser.

         Section 3.4 Meeting. Regular meetings of the Board of Directors may be held without notice at such times as the Board shall fix. Special meetings of the Board may be called by the Chairman of the Board or the President, and shall be called at the written request of two or more directors. Three days' notice of special meetings shall be given to each director in person, by mail, by telephone, or by telegram or cable, or by any other means that reasonably may be expected to provide similar notice. Notice of special meetings need not state the purpose or purposes thereof, except as provided by these By-Laws or by statute. Meetings of the Board may be held at any place within or outside the State of Minnesota. A conference among directors by any means of communication through which the directors may simultaneously hear each other during the conference constitutes a meeting of the Board or of a Committee of the Board, if the notice requirements have been met and if the number of directors participating in the conference would be sufficient to constitute a quorum at such meeting. Participation in such meeting by that means constitutes presence in person at the meeting.

         Section 3.5 Quorum and Action. A majority of the directors currently holding office, or in the case of a meeting of a Committee of the Board, a majority of the members of such Committee, shall constitute a quorum for the transaction of business at any meeting. If a quorum is present when a duly called or held meeting is convened, the directors present may continue to transact business until adjournment, even though the withdrawal of a number of directors originally present leaves less than the proportion or number otherwise required for a quorum. At any duly held meeting at which a quorum is present, the affirmative vote of the majority of the directors present shall be the act of the Board of Directors or the Committee, as the case may be, on any question, except where the act of a greater number is required by these By-Laws, by the Articles of Incorporation or by statute.

         Section 3.6 Action by Written Consent in Lieu of Meetings of Directors. -- See Section 6.3 of these By-Laws.

         Section 3.7 Committees. The Board of Directors, by resolution adopted by the affirmative vote of a majority of the Board, may designate from its members an Executive Committee, an Audit Committee (whose function shall be to advise the Board as to the selection of and review of the work of the independent public accountants of the Corporation) and any other Committee, each such Committee to consist of two or more persons who need not be directors and to have such powers and authority (to the extent permitted by law) as may be provided in such resolution.

                                    OFFICERS

         Section 4.1 Number and Qualifications. The officers of the Corporation shall include a Chairman of the Board, a President, a Controller, one or more Vice Presidents (one of whom may be designated an Executive Vice President), a Treasurer, and a Secretary. Any two or more offices may be held by the same person. Unless otherwise determined by the Board, each officer shall be appointed by the Board of Directors for a term which shall continue until the meeting of the Board of Directors following the next regular meeting of shareholders and until his successor shall have been duly elected and qualified, or until his death, or until he shall have resigned or have been removed, as hereinafter provided in these By-Laws. The Board may from time to time elect, or delegate to the Chairman of the Board or the President, or both, the power to appoint, such officers (including one or more Assistant Vice Presidents, one or more Assistant Treasurers and one or more Assistant Secretaries) and such agents as may be necessary or desirable for the business of the Corporation. Such other officers shall hold office for such terms as may be prescribed by the Board or by the appointing authority.

         Section 4.2 Resignations. Any officer of the Corporation may resign at any time, by giving written notice of his resignation to the Board of Directors, the Chairman of the Board, the President or the Secretary. Any such resignation shall take effect at the time specified therein or, if the time when it shall become effective shall not be specified therein, immediately upon its receipt, and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

         Section 4.3 Removal. An officer may be removed at any time, with or without cause, by a resolution approved by the affirmative vote of a majority of the directors present at a duly convened meeting of the Board of Directors.

         Section 4.4 Vacancies. A vacancy in any office because of death, resignation, removal, disqualification or any other cause, may be filled for the unexpired portion of the term by the Board of Directors, or in the manner determined by the Board, or pursuant to the provisions of the Minnesota Business Corporation Act.

         Section 4.5 The Chairman of the Board. The Chairman of the Board shall be elected from among the directors. He shall be the chief executive officer of the Corporation and shall:

                  (a) have general active management of the business of the Corporation;

                  (b) when present, preside at all meetings of the Board and of the shareholders;

                  (c) see that all orders and resolutions of the Board are carried into effect;

                  (d) sign and deliver in the name of the Corporation any deeds, mortgages, bonds, contracts or other instruments pertaining to the business of the Corporation, except in cases in which the authority to sign and deliver is required by law to be exercised by another person or is expressly delegated by the Articles or By-Laws or by the Board to some other officer or agent of the Corporation; and

                  (e) maintain records of and, whenever necessary, certify all proceedings of the Board and the shareholders.

                  The Chairman shall be authorized to do or cause to be done all things necessary or appropriate, including preparation, execution and filing of any documents, to effectuate the registration from time to time of shares of the Common Stock or Preferred Stock of the Corporation with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended. He shall perform all duties incident to the office of Chairman and such other duties as from time to time may be assigned to him by the Board or by these By-Laws.

         Section 4.6 The President. The President shall be the chief operating officer of the Corporation and, subject to the Chairman of the Board, he shall have general authority over and general management and control of the business and affairs of the Corporation. In general, he shall discharge all duties incident to the office of the chief operating officer of the Corporation and such other duties as may be prescribed by the Board of Directors and the Chairman of the Board from time to time. In the absence of the Chairman of the Board or in the event of his disability, or inability to act, or to continue to act, the President shall perform the duties of the Chairman of the Board and when so acting shall have all the powers of, and be subject to all the restrictions upon, the Chairman of the Board.

         Section 4.7 Executive Vice-President. In the case of the absence or inability to act of the President and the Chairman of the Board, the Executive Vice-President shall perform the duties of the President and when so acting shall have all the powers of, and be subject to all the restrictions upon, the President. The Executive Vice-President shall perform all duties incident to the office of Executive Vice-President and such other duties as from time to time may be assigned to him by the Board, the President or these By-Laws.

         Section 4.8 Vice-Presidents. Each Vice-President shall perform all such duties as from time to time may be assigned to him by the Board, the Chairman or the President.

         Section 4.9 Controller.  The Controller shall:

                  (a)  keep accurate financial records for the Corporation;

                  (b) render to the Chairman, the President and the Board, whenever requested, an account of all transactions by and of the financial condition of the Corporation; and

                  (c) in general, perform all the duties incident to the office of Controller and such other duties as from time to time may be assigned to him by the Board, the Chairman or the President.

         Section 4.10  Treasurer.  The Treasurer shall:

                  (a) have charge and custody of, and be responsible for, all the funds and securities of the Corporation, except those which the Corporation has placed in the custody of a bank or trust company pursuant to a written agreement designating such bank or trust company as custodian of the property of the Corporation, as required by Section 6.6 of these By-Laws;

                  (b) deposit all money, drafts, and checks in the name of and to the credit of the Corporation in the banks and depositories designated by the Board;

                  (c) endorse for deposit all notes, checks, and drafts received by the Corporation making proper vouchers therefor;

                  (d) disburse corporate funds and issue checks and drafts in the name of the Corporation, as ordered by the Board; and

                  (e) in general, perform all the duties incident to the office of Treasurer and such other duties as from time to time may be assigned to him by the Board, the Chairman or the President.

         Section 4.11  The Secretary.  The Secretary shall:
                  (a) keep or cause to be kept in one or more books provided for the purpose, the minutes of all meetings of the Board, the committees of the Board and the shareholders;

                  (b) see that all notices are duly given in accordance with the provisions of these By-Laws and as required by statute;

                  (c)  be custodian of the records of the Corporation;

                  (d) see that the books, reports, statements, certificates and other documents and records required by statute to be kept and filed are properly kept and filed; and

                  (e) in general, perform all the duties incident to the office of Secretary and such other duties as from time to time may be assigned to him by the Board, the Chairman or the President.

         Section 4.12 Salaries. The salaries of all officers shall be fixed by the Board of Directors, and the Board has the authority by majority vote to reimburse expenses and to establish reasonable compensation of all directors for services to the Corporation as directors, officers, or otherwise.

                                  CAPITAL STOCK

         Section 5.1 Stock Certificates. Each owner of shares of Common Stock of the Corporation shall be entitled upon request to have a certificate, in such form required by the laws of the State of Minnesota as shall be approved by the Board of Directors, representing the number of shares of Common Stock of the Corporation owned by him. No certificates shall be issued for fractional shares of Common Stock. The certificates representing shares of Common Stock shall be signed in the name of the Corporation by the Chairman of the Board, the President, the Executive Vice President or a Vice President and by the Secretary, an Assistant Secretary, the Treasurer or an Assistant Treasurer (which signatures may be either manual or facsimile, engraved or printed). In case any officer who shall have signed such certificate shall have ceased to be such officer before such certificates shall be issued, they may nevertheless be issued by the Corporation with the same effect as if such officer were still in office at the date of their issue. No certificates representing shares of Preferred Stock shall be issued except as the Board of Directors may otherwise authorize.

         Section 5.2 Books and Records; Inspection. The Corporation shall keep at its principal executive office, or at another place or places within the United States determined by the Board, a share register not more than one year old, containing the names and addresses of the shareholders and the number and classes of shares held by each shareholder. The Corporation shall also keep, at its principal executive office, or at another place or places within the United States determined by the Board, a record of the dates on which certificates representing shares were issued.

                  The Corporation shall keep at its principal executive office, or, if its principal executive office is outside of the State of Minnesota, shall make available at its registered office within ten days after receipt by an officer of the Corporation of a written demand for them made by a person described in subdivision 4 of Section 302A.461 of the Minnesota Business Corporation Act, originals or copies of:

                  (a) records of all proceedings of shareholders for the last three years;

                  (b) records of all proceedings of the Board for the last three years;

                  (c) the Corporation's Articles of Incorporation and all amendments currently in effect;

                  (d) the Corporation's By-Laws and all amendments currently in effect;

                  (e) financial statements required by Section 302A.463 of the Minnesota Business Corporation Act, and the financial statement for the most recent interim period prepared in the course of the operation of the Corporation for distribution to the shareholders or to a governmental agency as a matter of public record;

                  (f) reports made to shareholders generally within the last three years;

                  (g) a statement of the names and usual business addresses of its directors and principal officers;

                  (h) voting trust agreements described in Section 302A.453 of the Minnesota Business Corporation Act; and

                  (i) shareholder control agreements described in Section 302A.455 of the Minnesota Business Corporation Act.

         Section 5.3 Share Transfers. Upon compliance with any provisions restricting the transferability of shares that may be set forth in the Articles of Incorporation, these By-Laws, or any resolution or written agreement in respect thereof, transfers of shares of the Corporation shall be made only on the books of the Corporation by the registered holder thereof, or by his attorney thereunto authorized by power of attorney duly executed and filed with an officer of the Corporation, or with a transfer agent or a registrar and on surrender of any certificate or certificates for such shares properly endorsed and the payment of all taxes thereon. Except as may be otherwise provided by law or these By-Laws, the person in whose name shares stand on the books of the Corporation shall be deemed the owner thereof for all purposes as regards the Corporation; provided that whenever any transfer of shares shall be made for collateral security, and not absolutely, such fact, if known to an officer of the Corporation, shall be so expressed in the entry of transfer.

         Section 5.4 Regulations. The Board of Directors may make such additional rules and regulations, not inconsistent with these By-Laws, as it may deem expedient concerning the issue, certification, transfer and registration of shares of stock of the Corporation. It may appoint, or authorize any officer or officers to appoint, one or more transfer agents or one or more transfer clerks and one or more registrars and may require all certificates for shares of stock to bear the signature or signatures of any of them.

         Section 5.5 Lost, Destroyed or Mutilated Certificates. The holder of any certificate representing shares of the Corporation shall immediately notify the Corporation of any loss, destruction or mutilation of such certificate, and the Corporation may issue a new certificate of stock in the place of any certificate theretofore issued by it which the owner thereof shall allege to have been lost or destroyed or which shall have been mutilated, and the Board may, in its discretion, require such owner or his legal representatives to give to the Corporation, a bond in such sum, limited or unlimited, and in such form and with such surety or sureties as the Board in its absolute discretion shall determine, to indemnify the Corporation against any claim that may be made against it on account of the alleged loss or destruction of any such certificate, or the issuance of a new certificate. Anything herein to the contrary notwithstanding, the Board, in its absolute discretion, may refuse to issue any such new certificate, except pursuant to legal proceedings under the laws of the State of Minnesota.

         Section 5.6 Record Date; Certification of Beneficial Owner. (a) The directors may fix a date not more than sixty days before the date of a meeting of shareholders as the date for the determination of the holders of shares entitled to notice of and entitled to vote at the meeting.

                  (b) In the absence of such fixed record date, (i) the date for determination of shareholders entitled to notice of or to vote at a meeting of shareholders shall be the later of the close of business on the day on which notice of the meeting is mailed or the thirtieth day before the meeting, and
(ii) the date for determining shareholders entitled to receive payment of a dividend or an allotment of any rights shall be the close of business on the day on which the resolution of the Board of Directors is adopted, but the payment or allotment shall not be made more than sixty days after the date on which the resolution is adopted.

                  (c) A resolution approved by the affirmative vote of a majority of the directors present may establish a procedure whereby a shareholder may certify in writing to the Corporation that all or a portion of the shares registered in the name of the shareholder are held for the account of one or more beneficial owners. Upon receipt by the Corporation of the writing, the persons specified as beneficial owners, rather than the actual shareholders, are deemed the shareholders for the purposes specified in the writing.

                                  MISCELLANEOUS

         Section 6.1 Fiscal Year. The fiscal year of the Corporation shall be as fixed by the Board of Directors of the Corporation.

         Section 6.2 Notice and Waiver of Notice. (a) Any notice of a meeting required to be given under these By-Laws to shareholders and/or directors may be waived by any such person (i) orally or in writing signed by such person before, at or after the meeting or (ii) by attendance at the meeting in person or, in the case of a shareholder, by proxy.

                  (b) Except as otherwise specifically provided herein, all notices required by these By-Laws shall be printed or written, and shall be delivered either personally, by telegraph or cable or by mail and, if mailed, shall be deemed to be delivered when deposited in the United States mail, postage prepaid, addressed to the shareholder or director at his address as it appears on the records of the Corporation.

         Section 6.3 Action by Written Consent in Lieu of Meetings. (a) An action required or permitted to be taken at a meeting of the shareholders may be taken without a meeting by written action signed by all of the shareholders entitled to vote on that action. The written action is effective when it has been signed by all of those shareholders, unless a different effective time is provided in the written action.

                  (b) An action which requires shareholder approval and which is required or permitted to be taken at a Board meeting may be taken by written action signed by all of the directors. An action which does not require shareholder approval and which is required or permitted to be taken at a meeting of the Board or a Committee of the Board may be taken by written action signed by the number of directors that would be required to take the same action at a meeting of the Board or Committee, as the case may be, at which all directors were present. The written action is effective when signed by the required number of directors, unless a different effective time is provided in the written action. When written action is taken by less than all directors, all directors shall be notified immediately of its text and effective date.

         Section 6.4 Reports to Shareholders. The books of account of the Corporation shall be examined by an independent firm of public accountants at the close of each annual period of the Corporation and at such other times, if any, as may be directed by the Board of Directors. A report to the shareholders based upon such examination shall be mailed to each shareholder of the Corporation of record at his address as the same appears on the books of the Corporation. Each such report shall show the assets and liabilities of the Corporation as of the annual or other period covered by the report and the securities in which the funds of the Corporation were then invested; such report shall also show the Corporation's income and expenses for the period from the end of the Corporation's preceding fiscal year to the close of the annual or other period covered by the report and any other information required by the 1940 Act, and shall set forth such other matters as the Board or such independent firm of public accountants shall determine.

         Section 6.5 Approval of Firm of Independent Public Accountants. At any regular meeting of the shareholders of the Corporation there may be submitted, for ratification or rejection, the name of the firm of independent public accountants which has been selected for the fiscal year in which such meeting is held by a majority of those members of the Board of Directors who are not investment advisers of, or affiliated persons of an investment adviser of, or officers or employees of, the Corporation, as such terms are defined in the 1940 Act.

         Section 6.6 Custodian. All securities and cash of the Corporation shall be held by a custodian meeting the requirements for a custodian contained in the 1940 Act and the rules and regulations thereunder and in any applicable state securities or blue sky laws. The Corporation shall enter into a written contract with the custodian regarding the powers, duties and compensation of the custodian with respect to the cash and securities of the Corporation held by the custodian. Said contract and all amendments thereto shall be approved by the Board of Directors of the Corporation. The Corporation shall upon the resignation or inability to serve of the custodian obtain a successor custodian and require that the cash and securities owned by the Corporation be delivered directly to the successor custodian.

         Section 6.7 Prohibited Transactions. No officer or director of the Corporation or of its investment adviser shall deal for or on behalf of the Corporation with himself, as principal or agent, or with any corporation or partnership in which he has a financial interest. This prohibition shall not prevent: (a) officers or directors of the Corporation from having a financial interest in the Corporation, its principal underwriter or its investment adviser; (b) the purchase of securities for the portfolio of the Corporation or the sale of securities owned by the Corporation through a securities dealer, one or more of whose partners, officers or directors is an officer or director of the Corporation, provided such transactions are handled in the capacity of broker only and provided commissions charged do not exceed customary brokerage charges for such service; (c) the purchase or sale of securities for the portfolio of the Corporation pursuant to a rule under the 1940 Act or pursuant to an exemptive order of the Securities and Exchange Commission; or (d) the employment of legal counsel, registrar, transfer agent, dividend disbursing agent, or custodian having a partner, officer or director who is an officer or director of the Corporation, provided only customary fees are charged for services rendered to or for the benefit of the Corporation.

         Section 6.8 Bonds. The Board of Directors may require any officer, agent or employee of the Corporation to give a bond to the Corporation, conditioned upon the faithful discharge of his duties, with one or more sureties and in such amount as may be satisfactory to the Board of Directors. The Board of Directors shall, in any event, require the Corporation to provide and maintain a bond issued by a reputable fidelity insurance company, authorized to do business in the place where the bond is issued, against larceny and embezzlement, covering each officer and employee of the Corporation, who may singly, or jointly with others, have access to securities or funds of the Corporation, either directly or through authority to draw upon such funds or to direct generally the disposition of such securities, such bond or bonds to be in such reasonable form and amount as a majority of the Board of Directors who are not "interested persons" of the Corporation as defined in the 1940 Act shall approve not less than once every twelve months, with due consideration to all relevant factors including, but not limited to, the value of the aggregate assets of the Corporation to which any such officer or employee may have access, the type and terms of the arrangements made for the custody and safekeeping of such assets, and the nature of the securities in the Corporation's portfolio, and as meet all requirements which the Securities and Exchange Commission may prescribe by order, rule or regulation.

                                   AMENDMENTS

         Section 7. These By-Laws may be amended or repealed, or new By-Laws may be adopted, by the Board of Directors at any meeting thereof, provided that notice of such meeting shall have been given if required by these By-Laws, which notice, if required, shall state that amendment or repeal of the By-Laws or adoption of new By-Laws, is one of the purposes of such meeting, or by action of the Board of Directors by written consent in lieu of a meeting. Any such By-Laws adopted by the Board may be amended or repealed, or new By-Laws may be adopted, by the vote of the shareholders of the Corporation, at any regular or special meeting thereof, provided that the notice of such meeting shall have been given as provided in these By-Laws, which notice shall state that amendment or repeal of these By-Laws, or the adoption of new By-Laws, is one of the purposes of such meeting, or by action of the shareholders by written consent in lieu of a meeting.